                                                                   EXHIBIT 10(O)



                          FIRST AMENDMENT TO AGREEMENT

      This First Amendment entered into on December 23, 1998, to that certain Agreement (the "Agreement") made November 6, 1998, by and between The Sands Regent, a Nevada corporation (the "Seller") and Terry W. Green and Joel R. Carter, Sr., (the "Purchasers") and Gulfside Casino Partnership d/b/a Copa Casino ("Gulfside Partnership").

      WHEREAS, on November 6, 1998, the parties entered into the Agreement; and now desire to amend certain provisions of said Agreement.

      NOW, THEREFORE, for and in consideration of the Mutual Covenants contained herein, and other good and valuable consideration the parties AGREE:

      1. Paragraph 4 of the Agreement shall be amended to the extent that the existing Ship Mortgages which secure certain debts and obligations owed by Gulfside Partnership to Seller and to Patrician, Inc. shall not be canceled or released but that said Ship Mortgages will be amended to secure the $8,000,000.00 indebtedness described in the Agreement and in the Promissory Note attached thereto; provided that an undivided 50% interest in the Ship Mortgage to The Sands Regent shall be assigned by Seller to Purchasers and the Ship Mortgage to Patrician, Inc. shall be assigned to Seller and to Purchasers.

      2. Paragraph 5(a) of the Agreement shall be amended to provide that Seller shall waive the condition that the Order of the Bankruptcy Court shall have become final and not appealed or stayed pending an appeal.

      3. Paragraph 5(c) of the Agreement shall be amended to provide that the approval of the Mississippi Slate Port Authority shall be deemed complete upon the approval of a Resolution in the form attached as Exhibit "A".

      4. That subsequent to the closing of the sale described in the Agreement the Purchasers shall cooperate with and permit Seller to continue to prepare and update the books and records of Gulfside Partnership, Patrician, Artemis and GCI through December 31, 1998, to include both financial statements and tax basis calculations.

      5. Purchasers shall cause Gulfside Partnership to retain Deloitte and Touche to


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            prepare the transition year tax returns for Gulfside Partnership,
            Patrician, Artemis and GCI.

      6. Purchasers shall cooperate and shall cause Gulfside Casino Partnership to cooperate with Seller in allowing Deloitte & Touche to perform certain audit procedures deemed necessary for The Sands Regent's audited financial statements.

      7. That closing of the sale shall be deemed effective as of the close of the business day December 23, 1998.

      8. Paragraph 7(6) shall be amended to provide that Seller has disclosed to Purchasers additional liens as shown by a UCC Search dated December 11, 1998 and Purchasers agree to close the sale with said liens in place.

      9. Paragraph 3(D) shall be amended to provide that the $500,000.00 shall be wire transferred to an attorney's trust account and paid to Escrow Agent.

      10. Seller and Purchasers agree and stipulate that additional documents are required to be delivered and executed to close the transaction and the parties hereby agree to execute and deliver such other documents as may be necessary to close the transaction contemplated by the Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this First Amendment to that certain Agreement dated November 6, 1998.


                                       THE SANDS REGENT
DATED: 12/23/, 1998                    BY: /s/ Ferenc B. Szony
                                           -------------------------------------
                                               PRESIDENT

                                       GULFSIDE CASINO PARTNERSHIP D/B/A
                                       COPA CASINO, a Mississippi General
                                       Partnership

                                       BY:   GULFSIDE CASINO, INC.,
                                             It's General Partner

DATED: 12/23, 1998                     BY: /s/ DAVID R. WOOD
                                           -------------------------------------
                                           Vice President of Gulfside
                                           Casino, Inc.


                                       TERRY W. GREEN

DATED: 12/23, 1998                     /s/ TERRY W. GREEN
                                       -----------------------------------------


                                       JOEL R. CARTER, SR.

DATED: 12/23, 1998                     /s/ JOEL R. CARTER, SR.
                                       -----------------------------------------

                                 PROMISSORY NOTE

$8,000,000.00                                                      Dec. 23, 1998
                                                           Gulfport, Mississippi

      FOR VALUE RECEIVED, as more particularly set forth in the Agreement and Royalty Agreement of even date herewith, the receipt and sufficiency of all of which is hereby acknowledged, GULFSIDE CASINO PARTNERSHIP D/B/A COPA CASINO, a Mississippi General Partnership, ("Maker") promises to pay to the order of THE SANDS REGENT, a Nevada corporation, ("Payee") or HOLDER, at 345 North Arlington Avenue, Reno, Nevada 89501, or such other place as may be designated in writing, the principal sum of $8,000,000.00 without interest in installments as follows:

      Beginning on the 10th day of January, 1999 and continuing on the 10th day of each succeeding month thereafter until this Note shall be paid in full, in accordance with the terms of the Agreement and the Royalty Agreement, Maker shall pay to Payee a sum equal to (i) 2% of the monthly Gross Gaming Revenue of the Gulfside Partnership or any successor to Gulfside Partnership or to its interest in the Copa Casino as defined in that certain Agreement and Royalty Agreement of even date herewith by and between The Sands Regent and Gulfside Partnership, or (ii) $15,000.00 in cash, whichever is greater.

      The Makers, endorsers, sureties, guarantors and all other persons who may become liable for this Note, each severally waive demand, presentment, protest of any kind and notice of non-payment of this Note except as expressly provided below. Maker shall, at its option, have the right to prepay this Note without penalty. This Note is secured by a Security Agreement and UCC Financing Statements of even date herewith.

      This Note is issued pursuant to the Agreement and the Royalty Agreement of even date. In case an event of default as described in the Agreement shall occur, Payee shall give Maker three (3) days notice by facsimile of said default and if said default shall continue thereafter, then, without further notice or demand, Payee may declare the entire unpaid principal balance at once due and payable and may invoke all remedies permitted by law or the Agreement or Royalty Agreement.

      In the event of default in repayment of this Note, Maker agrees to pay all costs, including a reasonable attorney's fee, of enforcing payment and collection of this Note.

      This Promissory Note shall be construed in accordance with the laws of Mississippi.

      Dated: December 23, 1998.


ATTEST: GULFSIDE CASINO PARTNERSHIP D/B/A COPA CASINO, a Mississippi general partnership

                                       By: Gulfside Casino, Inc.,
                                           Its General Partner

/s/ FERENC B. SZONY                    By: /s/ DAVID R. WOOD
---------------------------------          -------------------------------------
                                           Vice-President of Gulfside
                                           Casino, Inc.

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              GUARANTEE OF PAYMENT AND COLLECTION

      The undersigned, Gulfside Casino, Inc., Patrician, Inc., and Artemis, Inc., hereby jointly and severally guarantee payment and collection of the above and foregoing Installment Promissory Note in the principal amount of $8,000,000.00.


      Dated: December 23, 1998.

                                       GULFSIDE CASINO, INC.


                                       BY: /s/ DAVID R. WOOD
                                           -------------------------------------

                                       PATRICIAN, INC.

                                       BY: /s/ DAVID R. WOOD
                                           -------------------------------------

                                       ARTEMIS, INC.

                                       BY: /s/ DAVID R. WOOD
                                           -------------------------------------

                                ROYALTY AGREEMENT

      THIS ROYALTY AGREEMENT (the "Royalty Agreement") is entered into as of this the 23 day of December, 1998 (the "Effective Date"), by and among The Sands Regent, a Nevada corporation ("Sands Regent") and Gulfside Casino Partnership d/b/a Copa Casino, a Mississippi General Partnership ("GCP").

                                    RECITALS

      WHEREAS, on even date herewith, Sands Regent entered into an Agreement (the "Agreement") with Terry W. Green and Joel R. Carter, Sr. (collectively, the "Purchasers") pursuant to which Sands Regent sold its 100% interest in each of the three general partners of GCP to the Purchasers; and

      WHEREAS, pursuant to the Agreement, the Purchasers agreed to cause GCP to enter into a Royalty Agreement with Sands Regent, and Sands Regent agreed to enter into a Royalty Agreement with GCP, on the terms set forth herein; and

      WHEREAS, the Royalty Payments hereunder are for purposes of the repayment of certain indebtedness as described in the Agreement and a Promissory Note of even date therewith;

      NOW, THEREFORE, in consideration of the promises, covenants, agreements and conditions contained in this Royalty Agreement, the Parties AGREE:

                                    AGREEMENT

      1. Definitions. As used in this Agreement, the following terms will have the respective meanings indicated below:

            1.1 "Gross Gaming Revenue" shall mean Gross Revenue Computations as defined in the Regulations of the Mississippi Gaming Commission, as such Regulations may be amended from time to time.

            1.2 "Royalty Payments" shall mean those sums that are to be paid to Sands Regent pursuant to Section 2 below.


            1.3 "Successor Entity" shall mean any person(s) or legal entity which directly or indirectly by sale, merger, consolidation, operation of law or otherwise, shall acquire or otherwise succeed to a controlling or majority ownership interest in the business and/or assets of the Gulfside Partnership d/b/a Copa Casino whether such casino remains at its current location or is relocated or whether the current facilities are replaced, augmented or otherwise modified.



                                  EXHIBIT "B"

      2. Royalties.

            2.1 Royalty Amount. Beginning January 10, 1999 and continuing on or before the tenth (10th) day of each calendar month thereafter, GCP or any Successor Entity, for so long as they are engaged in the gaming business, shall pay to Sands Regent an aggregate Royalty Payment equal to the greater of (i) two percent (2%) of the Gross Gaming Revenue for the immediately preceding calendar month or (ii) $15,000 in cash; provided, however, that the amount of such Royalty Payment with respect to a partial month shall be pro rated as appropriate; and provided further, that the aggregate amount of Royalty Payments paid hereunder shall not exceed $8,000,000 (the "Maximum Royalty Payment).

            2.2 Payment of Royalties. All Royalty Payments shall be paid by electronic funds transfer effective on or before the date payment is due to such bank account as from time to time may be specified by Sands Regent. The Royalty Payments are not refundable or subject to offset of any amount due or claimed to be due from The Sands Regent to GCP, any Successor Entity or the Purchasers. Each monthly Royalty Payment shall be accompanied by a statement (a "Royalty Statement") signed by the Chairman, President or Chief Financial Officer of GCP or its Successor Entity attesting to the accuracy of the Gross Gaming Revenue from which each such Royalty Payment was calculated and shall include copies of the related Weekly Reports of Gaming Revenue and Monthly Gaming Reconciliation Return filed with the Mississippi Gaming Commission along with any further detailed reconciliations necessary to reflect Gross Gaming Revenue.

            2.3 Failure to Pay. In the event that GCP or any Successor Entity shall fail to pay a required Royalty Payment or fail to deliver the Royalty Statement within ten (10) days after such Royalty Payment is due and payable then such unpaid Royalty Payment shall accrue interest at the rate of twelve percent (12%) per annum until paid. The accrual and payment of such interest shall not effect or constitute a waiver of any other rights or remedies Sands Regent may have as a result of such late payment or nonpayment.

            2.4 Security. The Royalty Payments due Sands Regent hereunder are secured under that certain Security Agreement between Sands Regent and GCP of even date herewith.

      3. Inspection of Records. Sands Regent or its designee shall have the right upon reasonable notice from time to time, to have its representatives enter the premises of GCP and each Successor Entity or any other location or facility which any of GCP or a Successor Entity may use in connection with the operation of its business for the purpose of inspecting the books and records of account and condition and operation of GCP's or the Successor Entity's business. Sands Regents' representatives shall have the right at all times during normal business hours to inspect and reproduce the records, books, tax returns and reports of GCP and any Successor Entity at the expense of The Sands Regent. All such books, records and tax returns shall be maintained at the premises of GCP or such other place as may be agreed upon by the parties in writing. If any inspection reveals that a Royalty Statement submitted to Sands Regent understates Gross Gaming Revenues, then GCP or the Successor Entity shall immediately pay Sands Regent all additional amounts owing by reason of the understatement of Gross Gaming Revenue previously reported, together with interest thereon in accordance with Section 2.3. In the event that any Royalty Statement understates Gross Gaming Revenue by more than five percent (5%), GCP or the Successor Entity, as applicable, shall, in addition to the making the payment provided for above, make an additional Royalty Payment to Sands Regent equal to ten percent (10%) of the understated revenue and shall reimburse Sands Regent for any and all expenses incurred in connection with such inspection, including, but not limited to, Sands Regents' actual accounting and legal fees. Such payment shall be made without prejudice to any other rights or remedies which Sands Regent may have under this Agreement or otherwise.

      4. Assignment. GCP shall not (i) sell, assign or transfer its obligations under this Royalty Agreement including, but not limited to, its obligations to make Royalty Payments to Sands Regent hereunder, except in compliance with paragraph 6 "Successors" of that certain Agreement of even date herewith; or
(ii) take any action to circumvent or avoid its obligation to make Royalty Payments hereunder.

      5. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of Mississippi. Each of the parties hereto consents to said jurisdiction for enforcement of this Royalty Agreement.

      6. Attorneys' Fees. In the event a dispute arises with respect to this Royalty Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Royalty Agreement, whether or not it was necessary for such party to institute suit.

      7. Complete Agreement of the Parties. This Royalty Agreement and the Agreement supersede any and all other agreements whether oral or in writing, between the parties with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect to such matter in any manner whatsoever. Each party to this Royalty Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Royalty Agreement shall be valid or binding. This Royalty Agreement may be changed or amended only by an amendment in writing signed by all of the parties or their respective successors-in-interest.

      8. Binding. This Royalty Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

      9. Failure to Object Not a Waiver. The failure of either party to this Royalty Agreement to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Royalty Agreement, shall not be construed as a waiver of the violation or breach or of any future violation, breach or wrongful conduct.



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

      10. Unenforceable Terms. Any provision hereof prohibited by law or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provisions of this Royalty Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      11. Execution in Counterparts. This Royalty Agreement may be executed in several counterparts and, when so executed, shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatory to the original and same counterpart.

      12. Further Assurance. From time to time, each party will execute and deliver such further instruments and will take such other action as any other party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions express in this Royalty Agreement.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this Royalty Agreement.


DATED: 12/23/98                        THE SANDS REGENT, a Nevada corporation

                                       By: /s/ FERENC B. SZONY
                                           -------------------------------------
                                           President


DATED: 12/23/98                        THE GULFSIDE CASINO PARTNERSHIP D/B/A
                                       COPA CASINO, a Mississippi general
                                       partnership

                                       By: Gulfside Casino, Inc., Its General
                                           Partner

                                       By: /s/ DAVID R. WOOD
                                           -------------------------------------
                                           Vice President of Gulfside
                                           Casino, Inc.

STATE OF Mississippi
COUNTY OF Harrison

      PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Ferenc Szony who acknowledged to me that he is the President of THE SANDS REGENT, a Nevada corporation, and that for and on behalf of said corporation and as its act and deed, he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement and having been duly authorized by said corporation so to do.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 23rd day of December
1998.


                                       /s/ LISA L. PARKER
                                       -----------------------------------------
                                       NOTARY PUBLIC


My Commission Expires:

January 5, 2000


STATE 0F Mississippi
COUNTY OF Harrison

      PERSONALLY came and appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Dave Wood who acknowledged to me that he is the Vice President of GULFSIDE CASINO, INC., A Mississippi corporation and a General Partner of GULFSIDE CASINO PARTNERSHIP D/B/A COPA CASINO, a Mississippi general partnership, and that for and on behalf of said corporation and as its act and deed on behalf of said partnership as General Partner, he signed, executed and delivered the above and foregoing Agreement on the day and year therein mentioned and for the purposes therein stated, after having first duly read and understood said Agreement and having been duly authorized by said corporation so to do.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 23rd day of December
1998.


                                       /s/ LISA L. PARKER
                                       -----------------------------------------
                                       NOTARY PUBLIC


My Commission Expires:

January 5, 2000



                                       5